Exhibit 32





                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



     In connection with the Quarterly Report of Law Enforcement Associates Corporation ("the Company") on Form 10-QSB for the period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof ("the Report"), we, Paul Feldman, Chief Executive Officer and President, and Mike Wagner, Chief Financial Officer, Principal Accounting Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


         May 10, 2006

         /s/Paul Feldman
         -----------------------
         Chief Executive Officer


         /s/ Mike Wagner
         ----------------------------
         Chief Financial Officer, and
         Principal Accounting Officer